EHEALTH, INC.
AMENDED AND RESTATED 2021 INDUCEMENT PLAN

EHEALTH, INC.
AMENDED AND RESTATED 2021 INDUCEMENT PLAN
ARTICLE 1. INTRODUCTION.
The Plan was established effective as of September 22, 2021, the date of its original approval by the Board (the “Effective Date”), and was amended and restated as of March 17, 2022 and as of September 29, 2022. The Plan, through the granting of Awards, is intended to provide a material inducement for certain individuals to enter into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules and to focus on the Company’s performance and link such individuals’ interests with those of the Company’s stockholders through increased stock ownership.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 2. ADMINISTRATION.
2.1 Administrator. The Independent Compensation Committee will serve as Administrator of the Plan; provided, however, that Awards may be granted by either (i) a majority of the Company's Independent Directors or (ii) the Independent Compensation Committee.
2.2 Administrator Responsibilities. The Administrator shall, consistent with the Inducement Award Rules (a) select the Eligible Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and the terms of the Awards, and (d) make all other decisions relating to the operation of the Plan. Subject to the Inducement Award Rules, the Administrator may adopt such rules or guidelines as it deems appropriate to implement the Plan and amend any Award, subject to the consent of the holder of such Award to the extent required by applicable law. The Administrator’s determinations under the Plan shall be final and binding on all persons.
2.3 No Repricing. The Administrator may not reduce the Exercise Price for an Option or SAR, other than pursuant to Article 10. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR, cash or other Award.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 2,410,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.
3.2 Shares Returned to Reserve. If Restricted Shares or Common Shares issued upon the exercise of Options under the Plan are forfeited or repurchased, then such shares of Stock shall again become available for Awards under the Plan. If Stock Units, Options or SARs under the Plan are forfeited or terminate for any other reason before being exercised or settled, then the corresponding shares of Stock shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following Common Shares shall not again become available for Awards or increase the number of Common Shares available for grant under the Plan: (i) Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under the Plan, (ii) Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Stock repurchased by the Company with proceeds received from the exercise of an Option issued under the Plan, and (iv) Stock subject to a SAR issued under this Plan that are not issued in connection with the stock settlement of that SAR upon its exercise. To the extent an Award under the Plan is paid out in cash rather than Stock, such cash payment shall not reduce the number of Common Shares available for issuance under the Plan.
3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall, if paid in Common Shares, be applied against the number of Common Shares that may be issued under the Plan. Any dividend equivalents paid or credited under the Plan shall, if paid in cash, not be applied against the number of Common Shares that may be issued under the Plan.
ARTICLE 4. ELIGIBILITY.
4.1 Eligible Award Recipients. The only persons eligible to receive grants of Awards under this Plan are individuals who satisfy the standards for inducement grants under NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1. A person who previously served as an Employee or Director will not be eligible to receive Awards under the Plan, other than following a bona fide period of non-employment. Persons eligible to receive grants of Awards under this Plan are referred to in this Plan as “Eligible Employees.” These Awards must be approved by either a majority of the Company's “Independent Directors” (as such term is defined in NASDAQ Listing Rule 5605(a)(2)) or the Company’s compensation committee, provided such committee is comprised solely of Independent Directors (the “Independent Compensation Committee”) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Listing Rules. NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1 are referred to in this Plan as the “Inducement Award Rules.”
ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. All options shall be NSOs. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable and vested. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven (7) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
ARTICLE 6. PAYMENT FOR OPTION SHARES.
6.1 General Rule. The entire Exercise Price of shares of Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Stock are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.
6.2 Surrender of Stock. With the Administrator’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Stock that are already owned by the Optionee. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.
6.3 Exercise/Sale. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
6.4 Promissory Note. With the Administrator’s consent (to the extent permitted by section 13(k) of the Exchange Act) all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.
6.5 Other Forms of Payment. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.
ARTICLE 7. STOCK APPRECIATION RIGHTS.
7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.
7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of the SAR shall in no event exceed seven (7) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included with an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
7.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Stock, (b) cash or (c) a combination of shares of Stock and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of shares of Stock received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the shares of Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
ARTICLE 8. RESTRICTED SHARES.
8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes (to the extent permitted by section 13(k) of the Exchange Act), past services and future services. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Restricted Shares.
8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Any vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.
8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Any additional Restricted Shares that represent share dividends shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
ARTICLE 9. STOCK UNITS.
9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Stock Units.
9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.
9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one share of Stock while the Stock Unit is outstanding, which shall be subject to the terms of the Stock Unit Agreement. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Stock or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.
9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
ARTICLE 10. ADJUSTMENTS, DISSOLUTION OR LIQUIDATION, REORGANIZATIONS.
10.1 Adjustments. In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend payable in Common Shares (other than regular, ongoing dividends) or other distribution (whether in the form of cash or Common Shares), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares, or other change in the corporate structure of the Company affecting the Common Shares such that an adjustment is determined by the Administrator (in its discretion) to be appropriate to prevent dilution or enlargement of benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust each of the following:
(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;
(b) The number of shares of Stock covered by each outstanding Option and SAR;
(c) The Exercise Price under each outstanding Option and SAR; or
(d) The number of Stock Units included in any prior Award that has not yet been settled.
In the event of a declaration of an extraordinary dividend payable in a form other than shares of Stock in an amount that has a material effect on the price of shares of Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
10.3 Change in Control. In the event of a Change in Control, all outstanding Awards shall be treated as the Administrator (in its discretion) determines, which need provide for treatment of all outstanding Awards (or a portion thereof) in an identical manner and may be effected without consent of a Participant. Such treatment shall provide for one or more of the following:
(a) The Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time the Award remains outstanding, to provide for automatic acceleration of vesting upon occurrence of a Change in Control, whether or not the Award is assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.
(b) The assumption of any outstanding Awards by the surviving, continuing, successor or purchasing entity or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code.
(c) The substitution by the surviving corporation or its parent of new awards for any outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code.
(d) Full exercisability of any outstanding Options and SARs and full vesting of the shares of Stock subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of any Options and SARs and full vesting of such shares of Stock may be contingent on the closing of the Change in Control. The Optionees shall be able to exercise such Options and SARs during a period preceding the closing date of the Change in Control. Any exercise of such Options and SARs during such period may be contingent on the closing of the Change in Control.
(e) The cancellation of any outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the shares of Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such shares of Stock are then vested) as of the closing date of such Change in Control over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such shares of Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such shares of Stock would have vested. If the Exercise Price of the shares of Stock subject to such Options and SARs exceeds the Fair Market Value of such shares of Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f) The cancellation of any outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the shares of Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such Change in Control. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
ARTICLE 11. LIMITATION ON RIGHTS.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Stock covered by his or her Award prior to the time when a stock certificate for such shares of Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
11.4 Transferability of Awards. No Awards granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or beneficiary designations under procedures established by the Administrator. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit transfers of Awards for estate planning and charitable purposes in accordance with procedures it establishes.
ARTICLE 12. WITHHOLDING TAXES.
12.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock or make any cash payment under the Plan until such obligations are satisfied.
12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such minimum required withholding obligations by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Stock that he or she previously acquired. Such shares of Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.
ARTICLE 13. FUTURE OF THE PLAN.
13.1 Term of the Plan. The Plan shall become effective on the Effective Date and shall remain in effect until the date when the Plan is terminated under Section 13.2.

13.2 Amendment or Termination. The Board or Independent Compensation Committee may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
ARTICLE 14. DEFINITIONS.
(a) “Administrator” shall have the meaning set forth in Article 2.
(b) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c) “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
(d) “Board” means the Company’s Board of Directors, as constituted from time to time.
(e) “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. For purposes of this subsection (d), the acquisition of additional stock by any one person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change in Control.
A transaction shall not constitute a Change in Control (i) if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (ii) it does not qualify as a change of control event within the meaning of Section 409A.
(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Share” means one share of common stock of the Company.
(h) “Company” means eHealth, Inc., a Delaware corporation.
(i) “Consultant” means any consultant, advisor or other person who provides significant services to the Company, a Parent, a Subsidiary or an Affiliate, but who is not an Employee or an Outside Director. Consultants are not eligible to receive Awards under the Plan with respect to their service in such capacity.
(j) “Eligible Employee” shall have the meaning set forth in Article 4.
(k) “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Exercise Price,” in the case of an Option, means the amount for which one share of Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Stock in determining the amount payable upon exercise of such SAR.
(n) “Fair Market Value” means the market price of shares of Stock, determined by the Administrator in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(o) “Independent Compensation Committee” shall have the meaning set forth in Article 4.
(p) “Independent Director” shall have the meaning set forth in Article 4.
(q) “Inducement Award Rules” shall have the meaning set forth in Article 4.
(r) “NSO” means a stock option not described in sections 422 or 423 of the Code.
(s) “Option” means an NSO granted under the Plan and entitling the holder to purchase shares of Stock.
(t) “Optionee” means a person or estate who holds an Option or SAR.
(u) “Outside Director” means a member of the Board who is not an Employee. Members of the Board are not eligible to receive Awards under the Plan with respect to their service in such capacity.
(v) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(w) “Participant” means a person or estate who holds an Award.
(x) “Performance Goals” means the goal(s), or combination of goal(s) determined by the Administrator with respect to an Award. The performance goals that may be used by the Administrator may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios, (xxv) objective qualitative milestones, (xxvi) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof, (xxvii) number of customers (or estimated membership, with the formulae for such estimations being objectively determinable), submitted applications or members, or approved applications or members, sold applications or members, (xxviii) conversion yields achieved from website visitors to sold members (including any sub-yield in between), (xxix) increase in membership, (xxx) cost of acquiring members or applicants, or (xxxi) retention of membership.
(y) “Plan” means this eHealth, Inc. 2021 Inducement Plan, as amended from time to time.
(z) “Restricted Share” means a share of Stock awarded under the Plan.
(aa) “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(bb) “SAR” means a stock appreciation right granted under the Plan.
(cc) “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
(dd) “Section 409A” means Section 409A of the Code.
(ee) “Service” means service as an Employee, Outside Director or Consultant.
(ff) “Stock” means the Common Stock of the Company.
(gg) “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
(hh) “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock, as awarded under the Plan.
(ii) “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
(jj) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(kk) “Total and Permanent Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.